UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2023 (March 27, 2023)

REGENERON PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

New York

(State or other jurisdiction of incorporation)

000-19034	13-3444607
(Commission File Number)	(I.R.S. Employer Identification No.)

777 Old Saw Mill River Road, Tarrytown, New York	10591-6707
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (914) 847-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock – par value $.001 per share	REGN	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On March 27, 2023, Regeneron Pharmaceuticals, Inc. (“Regeneron” or the “Company”) and/or certain of its subsidiaries amended and restated (i) the Second Amended and Restated Participation Agreement, dated as of March 2, 2022, and effective as of March 3, 2022 (the “Second A&R Participation Agreement” and, as so amended and restated, the “Third A&R Participation Agreement”), by and among Old Saw Mill Holdings LLC, a wholly owned subsidiary of the Company (the “Lessee”), Bank of America, N.A., as administrative agent (in such capacity, the “Administrative Agent”), BA Leasing BSC, LLC, an affiliate of Banc of America Leasing & Capital, LLC, as lessor (in such capacity, the “Lessor”), and a syndicate of financial institutions as rent assignees (collectively with the Lessor, the “Participants”), which Second A&R Participation Agreement had amended and restated the Amended and Restated Participation Agreement that was entered into on May 2, 2019 (the “First A&R Participation Agreement”) to amend and restate the Participation Agreement originally entered into on March 3, 2017 (the “Original Participation Agreement,” and as amended and restated by the First A&R Participation Agreement and the Second A&R Participation Agreement, the “Previously Existing Participation Agreement”); and (ii) certain related agreements that were originally entered into in March 2017 and subsequently amended and restated in each of May 2019 and March 2022 (as previously amended and restated, and together with the Previously Existing Participation Agreement, collectively, the “Previously Existing Agreements”). The Previously Existing Agreements provided for a $720.0 million lease financing that was originally completed on March 3, 2017 for the Company’s corporate headquarters and other rentable area consisting of approximately 150 acres of predominately office buildings and laboratory space located in the towns of Mount Pleasant and Greenburgh, New York (the “Facility”).

As described in greater detail below, the Third A&R Agreements (as defined below) amended and restated the Previously Existing Agreements, among other things, in order to revise certain covenants, representations and warranties, and events of default to be substantially similar to those set forth in the Credit Agreement, dated as of December 19, 2022 (the “Credit Agreement”), by and among Regeneron, as a borrower and guarantor, certain subsidiaries of Regeneron as subsidiary borrowers, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders party thereto from time to time. The Company’s entry into the Credit Agreement was previously reported in its Current Report on Form 8-K filed with the United States Securities and Exchange Commission on December 20, 2022. The Third A&R Agreements did not change the maturity date of the advances under the Second A&R Participation Agreement or the term of the Second A&R Lease (as defined below). The yield that is payable to the Participants on their outstanding advances under the Second A&R Participation Agreement also remains unchanged under the Third A&R Agreements.

Third A&R Participation Agreement

On March 27 2023, the Lessee entered into the Third A&R Participation Agreement with the Administrative Agent, the Lessor, and the other Participants, which amends and restates the Second A&R Participation Agreement. The Third A&R Participation Agreement and certain related documents govern the $720.0 million lease financing that was previously advanced in March 2017 to finance the purchase price for the Facility and to reimburse the Company for certain payments previously made by it in connection with such acquisition.

Third A&R Lease

In connection with the Third A&R Participation Agreement, the Lessee also entered into a Third Amended and Restated Lease and Remedies Agreement, dated as of March 27, 2023 (the “Third A&R Lease”), with the Lessor, which amends and restates the Lessee’s lease of the Facility and certain related assets that was originally entered into in March 2017 by the Lessee and the Lessor and previously amended and restated on May 2, 2019, pursuant to the Amended and Restated Lease and Remedies Agreement, and on March 2, 2022, pursuant to the Second Amended and Restated Lease and Remedies Agreement (the “Second A&R Lease”). Pursuant to the Second A&R Lease, the term of the lease was extended for a five-year period ending in March 2027. Pursuant to the Third A&R Lease, the Lessee continues to grant a security interest in certain of its assets and rights to secure certain obligations under the Third A&R Agreements and certain related documents. The Third A&R Lease continues to be a triple-net lease requiring the Lessee, among other things, to pay during the term of the Third A&R Lease all maintenance, insurance, taxes, and other costs arising out of the use of the Facility (which are offset in part by payments received by the Lessee from third-party tenants to whom certain parts of the Facility are subleased from the Lessee). The Third A&R Lease also continues to require that the Lessee make monthly payments of basic rent during the remaining term of the Third A&R Lease in an amount equal to the yield payable to the Participants on their outstanding advances under the Third A&R Participation Agreement. Such advances continue to accrue yield at a variable rate per annum based on the one-month forward-looking Secured Overnight Financing (SOFR) term rate, plus a spread adjustment, plus an applicable margin that varies with the Company’s debt rating and total leverage ratio.

Third A&R Guaranty

The Company continues to guarantee all of the Lessee’s obligations under the Third A&R Participation Agreement, the Third A&R Lease, and certain related documents pursuant to a Third Amended and Restated Guaranty, dated as of March 27, 2023 (the “Third A&R Guaranty,” and together with the Third A&R Participation Agreement and the Third A&R Lease, collectively, the “Third A&R Agreements”), made by the Company and its wholly owned subsidiaries, Regeneron Healthcare Solutions, Inc. and Regeneron Genetics Center LLC, each as a subsidiary guarantor (together with other subsidiaries of the Company (other than certain excluded subsidiaries), collectively, “Subsidiary Guarantors” and, each, a “Subsidiary Guarantor”). The Third A&R Guaranty provides that a Subsidiary Guarantor will become jointly and severally liable with the Company as a guarantor under the Third A&R Guaranty only at such time as such Subsidiary Guarantor has an outstanding borrowing under the Credit Agreement. As of the date hereof, no Subsidiary Guarantor has any outstanding borrowing under the Credit Agreement.

Financial and Operating Covenants; Other Terms

The Third A&R Agreements contain operating covenants and a maximum total leverage ratio financial covenant, which are substantially similar to the covenants set forth in the Credit Agreement, except for such matters specifically relating to the Facility or the lease financing nature of the transactions contemplated by the Third A&R Agreements. Operating covenants include, among other things, limitations on (i) the incurrence of certain indebtedness by the Company’s subsidiaries, (ii) certain liens on assets of the Company and its subsidiaries and liens on the Facility, and (iii) certain fundamental changes and the disposition of assets by the Company and its subsidiaries. The Third A&R Agreements contain other customary covenants, representations and warranties, and events of default. The Third A&R Lease also continues to include certain early termination events relating to the occurrence of certain material events of loss or material environmental events relating to the Facility.

Maturity Date; Additional Extension Option; Termination

Pursuant to the Third A&R Agreements, March 3, 2027 continues to be the maturity date for the $720.0 million advances and the end of the term of the Lessee’s lease of the Facility from the Lessor, at which time all amounts outstanding thereunder will become due and payable in full. The Third A&R Participation Agreement and the Third A&R Lease include an option for the Lessee to elect to extend the maturity date of the Third A&R Participation Agreement and the term of the Third A&R Lease for an additional five-year period, subject to the consent of all the Participants and certain other conditions. The Lessee also has the option prior to the end of the term of the Third A&R Lease to (a) purchase the Facility by paying an amount equal to the outstanding principal amount of the Participants’ advances under the Third A&R Participation Agreement, all accrued and unpaid yield thereon, and all other outstanding amounts under the Third A&R Agreements and certain related documents or (b) sell the Facility to a third party on behalf of the Lessor, in each case, subject to certain terms and conditions set forth in the Third A&R Participation Agreement and the Third A&R Lease. Outstanding advances under the Third A&R Participation Agreement and outstanding obligations under the Third A&R Lease may be prepaid at any time without premium or penalty, subject to customary breakage costs. The expiration date and the extension term of the Third A&R Agreements described in this paragraph remain the same as the corresponding expiration date and extension term of the Previously Existing Agreements.

* * *

The foregoing description of the Third A&R Participation Agreement, the Third A&R Lease, and the Third A&R Guaranty is qualified in its entirety by reference to the full and complete text of such agreements, copies of which are attached hereto as Exhibits 10.1, 10.2, and 10.3, respectively, and are incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above with respect to the Third A&R Agreements is hereby incorporated by reference into this Item 2.03 insofar as it relates to the creation of a direct financial obligation.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1*	Third Amended and Restated Participation Agreement, dated as of March 27, 2023, by and among Old Saw Mill Holdings LLC, as lessee, Bank of America, N.A., as administrative agent, BA Leasing BSC, LLC, as lessor, and the rent assignees party thereto from time to time.

10.2*	Third Amended and Restated Lease and Remedies Agreement, dated as of March 27, 2023, between Old Saw Mill Holdings LLC, as lessee, and BA Leasing BSC, LLC, as lessor.

10.3*	Third Amended and Restated Guaranty, dated as of March 27, 2023, made by Regeneron Pharmaceuticals, Inc., Regeneron Healthcare Solutions, Inc., and Regeneron Genetics Center LLC, as guarantors.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

*          Certain of the exhibits and/or schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Company agrees to furnish supplementally a copy of all omitted exhibits and schedules to the Securities and Exchange Commission upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

REGENERON PHARMACEUTICALS, INC.

/s/ Joseph J. LaRosa
Joseph J. LaRosa
Executive Vice President, General Counsel and Secretary

Date: March 29, 2023